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CUSIP NO. 206708109                    13G                PAGE 16 OF 18 PAGES

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Concur Technologies, Inc. has been filed on behalf of the undersigned.


SIGNATURE:

         Dated: September 4, 2002

         Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                              By:    /s/ EDWARD F. GLASSMEYER
                                     -------------------------------------
                                         Edward F. Glassmeyer, as
                                         General Partner or
                                         Managing Member or as
                                         Attorney-in-fact for the
                                         above-listed entities


Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                              By:    /s/ EDWARD F. GLASSMEYER
                                     -------------------------------------
                                         Edward F. Glassmeyer,
                                         Individually and as
                                         Attorney-in-fact for the
                                         above-listed individuals